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                                                                    EXHIBIT 10.8

                                                                           Final

                                SUBORDINATED NOTE

$1,700,000                                                   Franklin, Tennessee
                                                    Dated as of November 8, 2000

         FOR VALUE RECEIVED, Advocat Inc., a Delaware corporation, with an address of 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067 ("Borrower"), hereby promises to pay to Omega Healthcare Investors, Inc., a Maryland corporation with an address of 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108 ("Payee"), or to order, the principal sum of One Million Seven Hundred Thousand Dollars ($1,700,000), and to pay interest from the date hereof on the unpaid principal amount hereof at a rate of interest at all times equal to seven percent (7%) per annum, which interest shall be accrued quarterly. Accrued interest (including, but not limited to, all interest accruing from the date of this Note but not paid pursuant to this sentence) shall be payable in cash quarterly beginning with the quarter following the payment in full of that certain Reimbursement Note dated the same date as this Note made by the Borrower to AmSouth Bank (the "Reimbursement Note"). To the extent accrued interest is not paid quarterly, including interest payments not made pursuant to the preceding sentence, it shall be compounded quarterly. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The quarterly interest payments shall be made on March 31, June 30, September 30 and December 31. Borrower may pre-pay this Note in part or in full at any time without penalty. All payments of principal and interest shall be in lawful money of the United States, and shall be made by wire transfer of immediately available funds to Payee or to such other account as is designated by Payee in writing to Borrower. All outstanding principal and accrued interest shall be due and payable in full on September 30, 2007 (the "Maturity Date").

         1.       (a)      On the Maturity Date, the Borrower may, at its
option subject to the limitations contained below in Sections 1(b) and 1(c), convert all or any portion of the outstanding principal and accrued unpaid interest on this Note as follows:

         (1) If the holder of this Note also holds shares of Borrower"s Series B Convertible Preferred Stock ("Preferred Stock") on the Maturity Date, then to shares of Preferred Stock. The number of shares of Series B Preferred Stock to be issued in respect of any of the principal and/or accrued unpaid interest shall be equal to the amount of such principal and/or accrued unpaid interest divided by the Stated Value (as defined in the Certificate of Designation of Series B Preferred Stock) of the Series B Convertible Preferred Stock on the Maturity Date.

         (2) If the holder of this Note does not hold shares of Preferred Stock on the Maturity Date, then to shares of Borrower"s Common Stock, $0.01 par value ("Common Stock"). The number of shares of Common Stock to be issued in respect of any of the principal and/or accrued unpaid interest shall be equal to (A)
                  (1) the amount of


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                  such principal and/or accrued unpaid interest divided by (2)
                  the Stated Value of the Preferred Stock (as defined in the Certificate of Designation of Series B Preferred Stock) which would then be in effect as of the Maturity Date multiplied by
                  (B) the Conversion Rate of the Preferred Stock (as defined in the Certificate of Designation of Series B Preferred Stock) which would then be in effect as of the Maturity Date.

         (b) Borrower may not convert outstanding principal or accrued unpaid interest into equity securities of Borrower pursuant to Section 1(a) if the aggregate amount of outstanding principal and accrued interest to be converted is less than $250,000. Borrower shall not issue fractions of shares of equity securities upon conversion of this Note. If any fractional share would, except for the provisions of this Section 1(b), be issuable upon conversion of this Note, Borrower shall pay to the person entitled to receive such equity security an amount in cash equal to (1) in the case of Preferred Stock, the value of such fractional share calculated using the Stated Value, calculated to the nearest one-one hundredth (1/100) of a share; or (2) in the case of Common Stock, the value of such fractional share calculated using the quotient of (x) the Stated Value of the Preferred Stock which would then be in effect as of the Maturity Date divided by (y) the Conversion Price of the Preferred Stock which would then be in effect as of the Maturity Date, calculated to the nearest one-one hundredth (1/100) of a share.

         (c) Notwithstanding anything in this Note, the Settlement and Restructuring Agreement dated the same date as this Agreement among Borrower, Payee and certain other parties (the "Restructuring Agreement") or any other document, instrument or agreement between Borrower and Payee or any affiliate of Payee, Borrower may not convert any outstanding principal or accrued unpaid interest into equity securities of Borrower, including Preferred Stock or Common Stock, and the holders of this Note shall continue to hold this Note, unless, as of the date of the proposed conversion:

                  (1) Payee's accountants or legal counsel render a written opinion (the "Conversion Opinion") to Payee that such conversion will not result in, cause or create a material risk of, the Payee losing its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; provided, however, that Borrower may convert a portion of outstanding principal or accrued unpaid interest into equity securities of Borrower if Payee's accountants or legal counsel render a Conversion Opinion with respect to such portion and if subparagraphs (2) thru
                           (5) of this Section 1(c) are satisfied as of the date of the proposed conversion;

                  (2) the Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "34 Act") and Borrower has timely filed all reports required to be filed by Borrower under the 34 Act within the previous two years;


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                  (3)      no Default (as defined in Section 4 below) has
                           occurred and is continuing;

                  (4) the Common Stock is listed for trading on the Nasdaq National Market, the New York Stock Exchange or upon a comparable national stock exchange; and

                  (5) the average weekly trading volume of the Common Stock over the prior four weeks was at least 500,000 shares traded (as adjusted for stock splits, stock dividends or similar transactions).

All costs associated with the Conversion Opinion shall be paid by Borrower.

         2. (a) Payment of this Note shall be subordinated in right of payment and distribution of the assets of Borrower (including without limitation, any distribution of the assets of Borrower to its creditors in any insolvency, bankruptcy, reorganization or similar proceeding with respect to Borrower) to all Senior Indebtedness (as defined below); provided, that Borrower may make regular quarterly payments of interest due on this Note as provided in the preceding paragraph and payment of principal upon maturity ("Permitted Payments"), unless (i) a Default (as defined in any such Senior Indebtedness) has occurred or (ii) an event or condition which with the passage of time or giving of notice, or both, could become a Default has occurred and is continuing (collectively, the "Default Restrictions"). For purposes of this Note, "Senior Indebtedness" shall mean the principal, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or with respect of (i) any indebtedness of the Company (excluding this Note and indebtedness by its terms expressly ranking subordinate to or pari passu with this Note, herein, the "Subordinated Indebtedness") for money borrowed, whether or not evidenced by debentures, notes or similar instruments, issued, incurred, or assumed by the Company and whether outstanding on the dates of this Note or hereafter created or incurred; (ii) all indebtedness and other obligations guaranteed by the Company, or the payment and performance of which is secured by a lien on property or assets of the Company; (iii) the Borrower's Credit Facility with AmSouth Bank; (iv) the Borrower's mortgage obligations with General Motors Acceptance Corporation; and (v) the Reimbursement Note.

         (b) Borrower shall notify Payee in writing before or at the time an interest payment is due if a Default Restriction has occurred. Except with respect to payments made to Payee pursuant to Section 1(a) in the form of the Corporation's Series B Preferred Stock or Common Stock, if Payee receives any cash payment on account of principal or of interest on this Note in violation of these subordination provisions, Payee shall receive the same as trustee for the holders of the Senior Indebtedness and will pay or deliver the same to such holders immediately and Payee hereby assigns to such holders all rights of Payee to any such payments and Payee shall execute such agreements


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                                                                           Final

as may be reasonably required to effectuate this assignment. Any amounts so paid to the holders of the Senior Indebtedness shall be deemed not to have been paid by Borrower, or received by Payee, under this Note. If any event or condition which is the subject of a Default Restriction shall be cured or waived in writing by the holders of the Senior Indebtedness, within the applicable grace period, if any, provided in the Senior Indebtedness, Borrower shall resume payments of interest (including any past due interest) on this Note and may pay the principal of this Note, according to the terms set forth herein, subject to future application of the Default Restrictions. Payee acknowledges that this is a continuing agreement of subordination, and the Borrower and its senior lenders may amend, modify or extend, and such lenders may grant waivers under the provisions of any such Senior Indebtedness without approval of or notice to Payee.

         (c)      Until the Senior Indebtedness is paid in full, Payee shall not
(a) initiate or participate with others in any suit, action or proceeding against Borrower to enforce payment or collect all or part of the indebtedness under this Note, (b) accelerate the maturity of or increase the principal of or amend the subordination provisions of this Note, (c) increase the interest rate on this Note, or (d) exercise any right of setoff with respect to, or take any security from Borrower for, this Note. Except to the extent expressly provided in this Note, nothing contained herein shall impair, between Borrower and Payee, the obligations of Borrower to make payments of principal of or interest on this Note to Payee as and when the same shall become due and payable in accordance with the terms hereof.

         (d) The holder of this Note by his acceptance hereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, and each holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

         3. This Note is secured by all guaranties, security interests, liens, assignments and encumbrances granted concurrently herewith, and granted previously or from time to time hereafter by Borrower or any of Borrower"s affiliates to Payee, or any of Payee"s affiliates, including, but not limited to, the security interests granted by Diversicare Leasing Corp., a Delaware corporation, to Sterling Acquisition Corp., a Kentucky corporation, in connection with the Amended and Restated Master Lease (as defined in the Restructuring Agreement) (collectively, the "Security Documents"). Reference is hereby made to the Security Documents for additional terms and conditions concerning this Note.

         4. The occurrence of any of the following shall constitute a "Default" under this Note: (i) the Borrower fails to pay when due, whether by acceleration or otherwise, any amount payable under this Note; or (ii) an Event of Default under the Amended and Restated Master Lease; or (iii) an Event of Default under any of the Security Documents.


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                                                                           Final

         5. If a Default has occurred and is continuing, Payee may (subject to the limitations set forth in Section 2 of this Note) without demand of performance and without other notice declare the unpaid principal of and interest on this Note to be immediately due and payable, whereupon the same shall be due and payable without presentation, demand, protest or notice of any kind, all of which are expressly waived, anything herein to the contrary notwithstanding. Payee may proceed to protect and enforce Payee"s rights either by suit in equity and/or by action at law, whether for specific performance, or proceed to enforce any other legal or equitable right as a holder of this Note. All remedies of Payee provided herein are cumulative and concurrent and may be exercised independently, successively or together against Borrower at the sole discretion of Payee, shall not be exhausted by any exercise thereof, and may be exercised as often as occasion therefor may occur, and shall not be construed to be waived or released by Payee"s delay in exercising, or failure to exercise, them or any of them at any time it may be entitled to do so.

         6. All notices, requests and other communications hereunder shall be made in the manner set forth in the Restructuring Agreement.

         7. Borrower waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except as expressly provided herein) or enforcement of the payment of this Note and agrees that the liability of Borrower shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

         8. Acceptance by Payee of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Payee"s acceptance of any such partial payment shall not constitute a waiver of Payee"s right to receive the entire amount due. Upon any Default, neither the failure of the Payee to promptly exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Payee to demand strict performance of any other obligation of Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Borrower or any other person who may be liable under this Note.

         9. Payee shall not by any act of omission or commission be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver of one event shall not be construed as continuing or as a bar or waiver of such right or remedy on a subsequent event.

         10. Unless a Default has occurred and not been fully cured, all payments received by Payee under this Note shall be applied, subject to the limitations set forth in Section 2 of this Note, first against interest which has accrued and not been paid, and second to principal, with the balance applied against principal and any other amounts which may be owing to Payee under this Note.


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                                                                           Final

Following the occurrence of a Default, and until such Default is fully cured, Payee may apply, subject to the limitations set forth in Section 2 of this Note, any payment which it receives, whether directly from the Borrower or as a consequence of realizing upon any security which it holds, in its sole and absolute discretion, to any amount owing to it under this Note or the Security Documents.

         11. The Borrower shall pay to Payee, immediately upon demand, any and all taxes (including, but not limited to, state franchise taxes) assessed against Payee by reason of its holding of this Note and the receipt by it of interest payments hereunder (other than income taxes assessed by the United States, or by any foreign government or political subdivision thereof having jurisdiction over the Payee on such interest payments), and any and all other sums and charges that may at any time become due and payable under the Security Agreements.

         12. The Borrower, and any other person who may be liable hereunder in any capacity, agree to pay all costs of collection and any litigation, including attorney fees (including any appeals relating to such enforcement or collection proceedings), in case the principal of the Note or any payment of interest thereon is not paid as it becomes due, or in case it becomes necessary to protect the security for this Note, whether suit is brought or not.

         13. All payments by the Borrower shall be paid in full without setoff or counterclaim and without reduction for and free from any and all taxes, levies, imposts, duties, fees, charges, deductions or withholdings of any type or nature imposed by any government or any political subdivision or taxing authority thereof.

         14. IT IS SPECIFICALLY AGREED THAT TIME IS OF THE ESSENCE OF THIS NOTE.

         15. All agreements between the Borrower, and any other party liable for the payment of the indebtedness evidenced by this Note, and Payee, or any subsequent holder of this Note, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder of this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder of this Note in excess of the maximum lawful amount, the interest payable to the holder of this Note shall be reduced to the maximum amount permitted by applicable law; and if from any circumstance the holder of this Note shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the principal of this Note, such excess shall be refunded to the Borrower or to another party, or parties, liable for the payment of the indebtedness evidenced by this Note, as applicable. All interest paid or agreed to be paid to the holder of this Note shall, to the extent permitted by


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                                                                           Final

applicable law, be amortized, prorated, allocated and spread through the full period of this Note (including the period of any renewal or extension hereof) until payment in full of the principal so that the interest for such full period shall not exceed the maximum permitted by applicable law. This Section 15 shall control all agreements between the Borrower and the holder of this Note.

         16. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Payee in order to effect the provisions of this Note.

         17. This Note shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without regard to any conflict of laws rule or principle that would result in the application of the domestic substantive law of any other jurisdiction.

                          Signature on following page.


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                                                                           Final

         IN WITNESS WHEREOF, Borrower has caused this Subordinated Note to be executed and delivered by its proper and duly authorized officer the day and year written above.

                                       ADVOCAT INC.



                                       By: /s/ James F. Mills, Jr.
                                          -------------------------------------
                                       Its: Senior Vice President
                                           ------------------------------------

AGREED TO AND ACCEPTED BY PAYEE;

OMEGA HEALTHCARE INVESTORS, INC.



By: /s/ Susan A. Kourach
   ---------------------------------
Its: Vice President
    --------------------------------


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